                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       INTEGRATED SURGICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check boxes if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       INTEGRATED SURGICAL SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 12, 2000

To the Stockholders of Integrated Surgical Systems, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Integrated Surgical Systems, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. on Tuesday, December 12, 2000, at the Company's executive offices, 1850 Research Park Drive, Davis, California 95616-4884 for the following purposes:

        1. To elect three (3) Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

        2. To approve amendments to the Company's Restated Certificate of Incorporation and Bylaws to eliminate cumulative voting rights with respect to the election of Directors.

        3. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized capital stock of the Company by increasing the number of authorized shares of Common Stock from 50 million to 100 million shares.

        4. To approve the issuance under an equity line of credit agreement of more than 3,843,939 shares of Common Stock, representing 19.9% of the outstanding shares of Common Stock on the date the Company entered into the equity line of credit agreement, as required by Nasdaq rules.

        5. To approve the adoption of the Company's 2000 Long-Term Performance Plan.

        6. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000.


        7.To approve the issuance upon conversion of Series H Convertible
          Preferred Stock of more than 3,494,298 shares of Common Stock, as required by Nasdaq rules.



        8. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.


     Only stockholders of record at the close of business on October 23, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder for any purpose germane to the meeting, at the executive offices of the Company, 1850 Research Park Drive, Davis, California 95616-4884, for a period of ten days prior to the Annual Meeting. Such list also shall be available during the Annual Meeting.

                                          By Order of the Board of Directors

                                          LOUIS KIRCHNER
                                          Secretary

Davis, California
November 8, 2000

                                   IMPORTANT:

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                       INTEGRATED SURGICAL SYSTEMS, INC.
                            1850 RESEARCH PARK DRIVE
                          DAVIS, CALIFORNIA 95616-4884
                                 (530) 792-2600
                            ------------------------

                                PROXY STATEMENT
                            ------------------------


     The Board of Directors of Integrated Surgical Systems, Inc. (the "Company") presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held at 9:00 a.m. on Tuesday, December 12, 2000 at the Company's executive offices, 1850 Research Park Drive, Davis, California 95616-4884. The record date of this proxy solicitation is October 23, 2000. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted FOR the named nominees for election to the Company's Board of Directors (Proposal 1), FOR the approval of amendments of the Company's Restated Certificate of Incorporation and Bylaws eliminating cumulative voting rights with respect to the election of Directors (Proposal 2), FOR the approval of an amendment to the Company's Restated Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue to 100 million shares (Proposal 3), FOR the approval of the issuance under an equity line of credit agreement of more than 3,843,939 shares of Common Stock, representing 19.9% of the outstanding shares of Common Stock on the date the Company entered into the line of credit agreement, as required by the Nasdaq Stock Market, Inc. (Proposal 4), FOR the approval of the adoption of the Company's 2000 Long-Term Performance Plan (Proposal 5), FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000 (Proposal 6) and FOR the approval of the issuance upon conversion of Series H Convertible Preferred Stock of more than 3,494,298 shares of Common Stock, as required by Nasdaq rules (Proposal 7). The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any matters that may be brought before the Annual Meeting other than those listed in the Notice of Annual Meeting.


     In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation which will be made by use of the mails. This Proxy Statement is being mailed on or about November 8, 2000.

     The total number of shares of Common Stock, $.01 par value ("Common Stock"), of the Company outstanding as of October 23, 2000, was 21,495,527 shares. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only stockholders of record as of the close of business on October 23, 2000 will be entitled to vote at the Annual Meeting or any adjournments thereof.

     The affirmative vote by holders of a plurality of the votes cast for the election of directors at the Annual Meeting is required for the election of Directors. In voting for directors, a stockholder is entitled to cast three votes for each share of Common Stock held, one for each of three directors. A stockholder may cast his votes evenly for all nominees or may cumulate these votes and cast them for one nominee or distribute them among two or more nominees.

     The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the amendments to the Restated Certificate of Incorporation and Bylaws to eliminate cumulative voting, and for approval of the amendment to the Restated Certificate of Incorporation to increase the authorized capital stock of the Company by increasing the number of authorized Shares of Common Stock from 50 million to 100 million shares. The affirmative vote by the majority of the votes present at the Annual Meeting and entitled to vote is required to approve the issuance of more than 3,843,939 shares of Common Stock under the equity line of credit agreement, to approve the adoption of the Company's 2000 Long-Term Performance Plan, to ratify the appointment of Ernst & Young LLP, and to approve the issuance of more than 3,494,298 shares of Common Stock upon conversion of Series H Convertible Preferred Stock. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals and shares represented by proxies which are marked "abstain" for any other Proposal on the proxy card and proxies which are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum on such proposals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.


     A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's executive offices, 1850 Research Park Drive, Davis, California 95616-4884 during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. Such list shall also be available at the Annual Meeting.

CHANGE IN CONTROL

     On December 14, 1999, the Company issued and sold to ILTAG International Licensing Holding S.A.L. ("ILTAG"), Bernd Herrmann and Urs Wettstein an aggregate of 2,922,396 shares of Common Stock and three-year warrants to purchase an additional 11,700,000 shares of Common Stock pursuant to a Stock and Warrant Purchase Agreement dated as of October 1, 1999. The purchase price for the shares and warrants was $4 million. The exercise price of the warrants is $1.02656 per share. The sale was approved by the Company's stockholders at a special meeting on December 14, 1999. ILTAG purchased one-half of the shares and warrants and Messrs. Herrmann and Wettstein each purchased one-quarter of the shares and warrants. As of October 23, 2000 the purchasers owned 2,922,396 shares representing approximately 13.6% of the outstanding Common Stock, and warrants to acquire an additional 5,000,000 shares.

     ILTAG is a Lebanese company that invests in health care and information technology companies. Bernd Herrmann is a German venture capitalist who was an asset manager at Deutsche Bank A.G. and Commerzbank A.G. Urs Wettstein is a Swiss tax and accounting consultant. As a condition of the sale, James C. McGroddy, Paul A.H. Pankow, Gerald D. Knudson and Patrick G. Hays resigned from the Company's Board of Directors immediately prior to the closing of the sale, and were replaced by Messrs. Herrmann, Wettstein and Falah Al-Kadi, the Vice Chairman of the Dogmoch Group of Companies ("Dogmoch"), an affiliate of ILTAG that provides consulting and support services to over 20 German companies doing business in countries throughout the Middle East. Dr. Ramesh C. Trivedi, President and Chief Executive Officer of the Company, was appointed to fill the remaining vacancy on the Board. Since, as a result of the sale, the purchasers obtained control of the Board of Directors and effective voting control of the Company, the sale resulted in a change in control.

     Messrs. Wettstein and Herrmann resigned from the Board of Directors in June 2000. In addition, in June 2000 ILTAG, Bernd Herrmann and Urs Wettstein agreed to surrender an aggregate of 5,700,000 warrants and to exercise an aggregate of 2,000,000 of the remaining 6,000,000 warrants as follows: 500,000 warrants by each of September 5, October 5, November 5, and December 5, 2000, provided the market price of the Common Stock was not less than $1.03, the exercise price of the warrants. These 2,000,000 warrants will expire if they are not exercised by those dates. The remaining 4,000,000 warrants are exercisable until December 14, 2002. Since the closing market price of the Common Stock has been less than $1.03 since August 1, 2000, none of these warrants have been exercised and 500,000 of these warrants expired on each of September 5, 2000 and October 5, 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of Common Stock at October 16, 2000 by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director, (iii) each executive officer listed in the Summary Compensation Table (see Proposal 1) and (iv) all directors and officers as a group.

                                                               AMOUNT AND     PERCENTAGE OF
                                                               NATURE OF      COMMON STOCK
                                                               BENEFICIAL     BENEFICIALLY
NAME                                                          OWNERSHIP(1)      OWNED(2)
----                                                          ------------    -------------
International Business Machines Corporation.................   2,274,066(3)        9.72%
  Old Orchard Road, Armonk, N.Y. 10504
EJ Financial Investments V, L.P.............................   1,039,792           4.92%
  225 East Deer Path Road, Suite 250
  Lake Forest, IL 60045
ILTAG International Licensing Holding S.A.L.................   3,961,198(4)       16.76%
  Adnan Al Hakim Street
  Assaf Bldg.
  P.O. Box 135660
  Beirut, Lebanon
Ramesh C. Trivedi(5)........................................     402,318(6)        1.87%
John N. Kapoor(7)...........................................   1,039,792(8)        4.92%
Falah Al-Kadi(9)............................................   3,961,198(10)      16.76%
Urs Wettstein...............................................   1,980,599(11)       8.85%
  Gartenstrasse 33
  8002 Zurich, Switzerland
Bernd Herrmann(13)..........................................   1,980,599(11)       8.85%
  37 Avenue des Papalins, MC-8000 Monaco
All directors and officers as a group (5 persons)...........   5,403,308          20.37%

---------------
 (1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable.

 (2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on October 16, 2000, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (3) Includes warrants to purchase 2,206,479 shares of Common Stock at an exercise price of $0.01 per share exercisable until December 31, 2005 and warrants to purchase 67,587 shares of Common Stock at an exercise price of $0.07 per share exercisable until December 31, 2000.

 (4) Includes warrants to purchase 2,500,000 shares of Common Stock at an exercise price of $1.027 per share, with 250,000 exercisable until November 5, 2000, 250,000 exercisable until December 5, 2000, and the balance of 2,000,000 exercisable until December 14, 2002.

 (5) Address is c/o the Company, 1850 Research Park, Davis, California
     95616-4884.

 (6) Includes 4,000 shares owned by Dr. Trivedi and 398,318 shares that he may acquire upon exercise of stock options exercisable within 60 days -316,907 shares at an exercise price of $0.07 per share, 75,201 shares at an exercise price of $3.00 per share and 6,210 shares at an exercise price of $0.10 per share. Dr. Trivedi may acquire 44,799 additional shares upon exercise of stock options that become exercisable over the remaining term of the options at an exercise price of $3.00 per share.

 (7) Address is c/o EJ Financial Enterprises, 225 E. Deer Path Road, Suite 250, Lake Forest, Illinois 60045.

 (8) Represents shares of Common Stock owned by EJ Financial Investments V, L.P., a limited partnership of which Mr. Kapoor is the managing general partner. Mr. Kapoor disclaims beneficial ownership of such shares.

 (9) Address is c/o Dogmoch Group of Companies, Adnan Al Hakim St., Assaf Bldg., P.O. Box 135660, Beirut, Lebanon.

(10) Represents shares and warrants owned by ILTAG, an affiliate of Dogmoch of which Mr. Al Kadi is Vice-Chairman.

(11) Includes 1,250,000 warrants to purchase shares of Common Stock at $1.027 per share, with 125,000 exercisable until November 5, 2000, 125,000 exercisable until December 5, 2000 and the balance of 1,000,000 exercisable until December 14, 2002.

                   ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

     The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless nominees other than those listed below are nominated at the Annual Meeting, proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of the following three (3) persons, all of whom are incumbent Directors. If nominees other than those listed below are nominated at the Annual Meeting, proxies not marked to the contrary may be voted cumulatively for the election of less than all of the nominees for Director, at the discretion of the persons named in the accompanying proxy. In the event any of the three nominees for Director shall become unavailable for election for any presently unforeseen reason, it is the intention of the persons in the accompanying proxy to vote for an alternate nominee who will be designated by the Board of Directors.

     Set forth below is certain information as of October 18, 2000 concerning each nominee for Director, including his age, present principal occupation and business experience during the past five years and the period he has served as a director.

                                                                                              DIRECTOR
NAME                                   AGE    PRINCIPAL OCCUPATION AND RELATED INFORMATION     SINCE
----                                   ---    --------------------------------------------    --------
Ramesh C. Trivedi....................  61     Chief Executive Officer of the Company since    November
                                              November 1995; consultant to the Company        1995
                                              from February 1995 until November 1995;
                                              Principal of California Biomedical
                                              Consultants (an international consulting
                                              firm) since 1987; President and Chief
                                              Executive Officer of DigiRad Corporation (a
                                              medical imaging company) from 1985 to 1986.
Falah Al Kadi........................  50     Chairman of the Board of Directors since        December
                                              January 2000. Vice Chairman of the Dogmoch      1999
                                              Group of Companies since 1994.
John N. Kapoor.......................  56     President of EJ Financial Enterprises, Inc      December
                                              (a healthcare consulting and investment         1995
                                              company); Chairman of Option Care, Inc.
                                              (a franchiser of home infusion therapy
                                              businesses) since October 1990; Chairman of
                                              Unimed Pharmaceuticals, Inc. (a specialty
                                              pharmaceutical company) since 1990; Chief
                                              Executive Officer and Chairman of Akorn,
                                              Inc. (a manufacturer and distributor of
                                              ophthalmic products) since May 1996;
                                              Chairman of NeoPharm, Inc. (a cancer drug
                                              research and development company).

     On August 16, 1992, a lawsuit was filed against Dr. Kapoor in the United States District Court for the Northern District of Illinois by Fujisawa Pharmaceutical Co., Ltd. and Fujisawa USA, Inc. ("Fujisawa"). The complaint alleged that Dr. Kapoor, while President and Chief Executive Officer of Lyphomed, Inc., a company acquired by Fujisawa, violated provisions of the Federal securities laws and the Racketeer Influenced and Corrupt Organizations Act (RICO), and also asserted certain state law claims. The factual basis of the complaint alleges that Dr. Kapoor filed false applications for generic drug approvals with the FDA on behalf of Lyphomed, Inc. Dr. Kapoor countersued, and in 1999, the litigation was settled on terms mutually acceptable to the parties. The terms of the settlement are subject to a confidentiality agreement.

     All directors hold office until the annual meeting of stockholders of the Company following their election or until their successors are duly elected and qualified.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

     The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee.

     The Audit Committee is composed of Dr. Kapoor (Chairman) and Mr. Al-Kadi. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with the independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held two meetings in 1999.

     The Compensation Committee is composed of Dr. Kapoor and Mr. Al-Kadi (Chairman). The duties of the Compensation Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company's stock option plans and to recommend the establishment of and to monitor a compensation and incentive program for all executives of the Company. The Compensation Committee did not hold any meetings in 1999.

     The Board of Directors held 13 meetings in 1999. Dr. Kapoor and Dr. Trivedi attended at least 75% of the total number of Board meetings and meetings of committees on which they served during the period they served thereon in 1999. There were no meetings of the Board of Directors or any committee of which Mr. Al-Kadi was a member held after December 14, 1999, the date he became a member of the Board.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                    STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR
                       DIRECTOR NAMED ABOVE (PROPOSAL 1)

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each other executive officer whose salary and bonus exceeded $100,000 for the year ended December 31, 1999.

                                                                                      LONG-TERM
                                                       ANNUAL COMPENSATION           COMPENSATION
                                                 --------------------------------    ------------
                                                                        OTHER         SECURITIES
                                                                        ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR     SALARY     COMPENSATION       OPTION
---------------------------                      ----    --------    ------------    ------------
Ramesh C. Trivedi..............................  1999    $279,840      $48,281(1)        6,210
  Chief Executive Officer and President          1998    $279,840      $42,501(1)      120,000
                                                 1997    $264,000      $50,400(1)       20,000
Mark W. Winn...................................  1999    $126,500      $    --              --
  Chief Financial Officer                        1998    $118,833      $    --              --
                                                 1997(2) $ 38,333      $    --          45,000

---------------
(1) Represents expense allowances paid in accordance with the executive officer's employment contract.

(2) Mr. Winn's employment commenced with the Company on September 2, 1997 and ended on December 31, 1999.

EMPLOYMENT AGREEMENT

     Dr. Ramesh Trivedi serves as executive officer and president of the Company pursuant to an employment agreement terminable at will by either party. Dr. Trivedi's annual salary is $279,840 ($23,320 per month). If his employment is terminated without cause, Dr. Trivedi is entitled to receive his monthly salary for a period of eighteen months following the date of termination.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1998 stock option plan to Dr. Trivedi and Mr. Winn (collectively, the "Named Executive Officers") during the fiscal year ended December 31, 1999.

             OPTION GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

                                                                PERCENT OF
                                                                   TOTAL
                                                  NUMBER OF       OPTIONS
                                                    SHARES      GRANTED TO
                                                  UNDERLYING     EMPLOYEES     EXERCISE
                                                   OPTIONS          IN         PRICE PER    EXPIRATION
NAME                                              GRANTED(1)    FISCAL YEAR    SHARE(2)        DATE
----                                              ----------    -----------    ---------    ----------
Ramesh C. Trivedi...............................    6,210           3.7%         $0.10        8/16/09
Mark W. Winn....................................       --            --             --             --

---------------
(1) Stock options are granted at the discretion of the Compensation Committee of the Board of Directors. Stock options have a 10-year term and vest periodically over a period not to exceed five years.

(2) The Compensation Committee of the Board of Directors may elect to reduce the excise price of any option to the current fair market value of the Common Stock if the value of the Common Stock has declined from the date of grant.

     The following table summarizes for each of the Named Executive Officers the total number of unexercised options, if any, held at December 31, 1999, and the aggregate dollar value of in-the-money, unexercised options, held at December 31, 1999. The value of the unexercised, in-the-money options at December 31, 1999, is the difference between their exercise or base price and the value of the underlying

Common Stock on December 31, 1999. The closing sale price of the Common Stock on the Nasdaq SmallCap Market on December 31, 1999 was $1.6562 per share.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                           SHARES ACQUIRED
                                 UPON                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                         EXERCISE OF OPTIONS              UNDERLYING                     IN-THE-MONEY
                          DURING FISCAL 1999         UNEXERCISED OPTIONS                  OPTIONS AT
                         --------------------        AT DECEMBER 31, 1999             DECEMBER 31, 1999
                                      VALUE      ----------------------------    ----------------------------
NAME                     NUMBER     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                     -------    ---------    -----------    -------------    -----------    -------------
Ramesh C. Trivedi......   None        None         374,852         68,265         $512,342(1)         0
Mark W. Winn...........   None        None          15,000         30,000                0            0

---------------
(1) Represents value of options to purchase 316,907 shares at an exercise price of $0.07 per share and options to purchase 6,210 shares at an exercise price of $0.10 per share.

                              CERTAIN TRANSACTIONS

     In November 1999, the Company entered into a distribution agreement that gave Spark 1(st) Vision GmbH & Co. KG, a German company, the exclusive right to distribute the Company's products in Europe, the Middle East and Africa through 2003. Under the agreement, Spark 1(st) Vision was obligated to purchase a minimum of 24 ROBODOC systems during 2000 and 32 ROBODOC systems during 2001. It also was required to pay the Company $200,000 per month for the first six months of 2000, $300,000 per month for the remainder of 2000, and $400,000 per month for 2001, offset by the purchase price of products purchased. Spark 1(st) Vision's liability to the Company under the agreement was limited to $1 million, exclusive of the minimum purchase obligation. Spark 1(st) Vision is controlled by Manfred Schmitt, a German venture capitalist. At the time the Company entered into the distribution agreement, Mr. Schmitt beneficially owned slightly more than five percent of the Company's Common Stock.

     In May 2000, the Company terminated the agreement with Spark 1(st) Vision. The Company received approximately $1,000,000 from Spark 1(st) Vision in settlement of its obligations under the agreement.

PROPOSAL 2. AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
            AND BYLAWS TO ELIMINATE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS.

     Article 10 of the Company's Restated Articles of Incorporation and Section
2.9 of the Company's Bylaws presently permit stockholders to cumulate votes in the election of directors. The Board of Directors recommends that cumulative voting no longer be employed in the election of directors as it is cumbersome and may be confusing to stockholders.

     Cumulative voting permits holders of shares of Common Stock to cast, for any one or more nominees for the Board, a number of votes equal to the product of the number of shares such stockholder owns and the number of nominees proposed for election to the Board. Thus, by casting all their votes for one nominee, minority stockholders may succeed in electing one or more nominees to the Board who would not otherwise have received sufficient votes to be elected. The Board of Directors believes, however, that the benefit of allowing minority stockholders the possibility of electing representatives is outweighed by the burden and expense of administering cumulative voting for a public company and the risk that an individual may seek to be elected to the Board of Directors merely to disrupt Board proceedings.

     Approval of these amendments to the Restated Certificate of Incorporation and Bylaws requires approval by a majority of the outstanding shares of Common Stock entitled to vote thereon. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE CUMULATIVE VOTING RIGHTS WITH
               RESPECT TO THE ELECTION OF DIRECTORS (PROPOSAL 2)

PROPOSAL 3. AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
            INCREASE AUTHORIZED CAPITAL STOCK BY INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 100 MILLION.

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the authorized capital stock of the Company by increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares.

     The Company is presently authorized to issue 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock ("Preferred Stock"), each with par value $.01 per share. As of October 23, 2000, there were 21,495,527 shares of Common Stock outstanding and an additional 21,572,889 shares of Common Stock reserved for issuance upon conversion of the preferred stock and upon exercise of outstanding warrants and options granted pursuant to the Company's stock options plans. The remainder of the 50,000,000 shares authorized have been reserved for issuance under the equity line of credit. As of October 23, 2000, there were a total of 1,343 shares of Series G and Series H convertible preferred stock outstanding and an additional 984,730 shares of preferred stock available for issuance.

     The additional 50,000,000 shares of Common Stock to be authorized would be available for issuance under our equity line of credit and would provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of favorable market conditions and possible business acquisitions. Additional shares of Common Stock would also be available to the Company for stock dividends or splits should the Board of Directors decide that it would be desirable, in light of market conditions then prevailing, to broaden the public ownership of, and to enhance the market for, the shares of the Company's Common Stock. The additional shares would be available for issuance for these and other purposes, subject to the laws of Delaware and Nasdaq rules, at the discretion of the Company's Board of Directors without, in most cases, the delays and expenses attendant to obtain further stockholder approval.

     Although the Company's Board of Directors does not consider the proposed amendment to the Company's Restated Certificate of Incorporation to be an antitakeover proposal, the ability to issue additional shares of Common Stock could also be used to discourage hostile takeover attempts of the Company. Among other things, the additional shares could be privately placed thereby diluting the stock ownership of persons seeking to obtain control of the Company, or the Board could adopt a stockholders' rights plan that would provide for the issuance of additional shares of Common Stock in the event of certain purchases not approved by the Board of Directors.

     Although the Board of Directors has no current plans to propose other measures to the Company's stockholders that may have the effect of discouraging takeovers apart from those included in the proposed amendments to the Company's Amended Certificate of Incorporation, such additional measures may be proposed if warranted from time to time in the judgment of the Board of Directors. In addition, the Board of Directors may, from time to time, adopt other measures or enter into agreements that could have the effect of discouraging takeovers, but that do not require stockholder approval.

     Approval of this amendment to the Restated Certificate of Incorporation requires approval by a majority of the outstanding shares of Common Stock entitled to vote thereon. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
        "FOR" THE ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE
      OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK BY INCREASING
        THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION
                       TO 100 MILLION SHARES (PROPOSAL 3)

PROPOSAL 4. TO APPROVE THE ISSUANCE UNDER AN EQUITY LINE OF CREDIT AGREEMENT OF
            MORE THAN 3,843,939 SHARES OF COMMON STOCK, AS REQUIRED BY NASDAQ RULES.

     Nasdaq rules require the Company to obtain stockholder approval for the issuance of securities involving the sale of 20% or more of its Common Stock at less than fair market value. Nasdaq may delist the securities of any issuer that fails to obtain such stockholder approval before the issuance of such securities.

     The Company has entered into an equity line of credit agreement for the sale of $12,000,000 of our common stock with Triton West Group, Inc. Under the terms of the agreement, the Company may sell shares of common stock over a three-year period to Triton at a price equal to 85% of the lowest closing bid price during the nine trading days commencing two trading days prior to the delivery of a purchase notice to Triton. The maximum dollar amount of shares that may be purchased on each closing date depends upon the average closing bid price and average trading volume of the common stock for the 30 trading days preceding the day we deliver a purchase notice to Triton, as indicated by the chart presented below.

   Average Closing
    Bid Price of
  Common Stock for
    Preceding 30                   Average Trading Volume For Preceding 30 Trading Days
                       -----------------------------------------------------------------------------
    Trading Days       15,000 - 50,000    50,001 - 100,000    100,001 - 150,000    More than 150,000

                MAXIMUM DOLLAR AMOUNT OF SHARES THAT CAN BE SOLD TO TRITON

 $0.50 - 1.00                    $400,000         $400,000            $600,000               $600,000
  1.00 - 3.00                    $500,000         $500,000            $750,000               $750,000
  3.01 - 4.50                    $500,000         $750,000            $750,000             $1,000,000
  4.51 - 6.00                    $750,000         $750,000          $1,000,000             $1,000,000
  6.01 - 7.50                    $750,000       $1,000,000          $1,000,000             $1,250,000
  7.51 - 9.00                  $1,000,000       $1,000,000          $1,250,000             $1,250,000
More than $9.00                $1,000,000       $1,250,000          $1,250,000             $1,500,000

     For example, if the average closing bid price of a share of the Company's common stock is between $0.50 and $1.00, and the average trading volume is more than 100,000 shares for the 30-day trading period preceding the delivery of a purchase notice to Triton, the Company can sell up to $600,000 of Common Stock to Triton. But if the trading volume for that 30-day trading period is more than 15,000 shares but not more than 100,000 shares, the Company can only sell up to $400,000 of Common Stock to Triton. As illustrated by the table, the amount available to the Company under the equity line increases as the bid price and trading volume of the Company's Common Stock increase.

     However, if at the time the Company delivers a purchase notice to Triton, the average closing bid price of a share of common stock has been less than $0.50 for the preceding 30 trading day period, the Company can only sell up to $250,000 of common stock to Triton. The minimum amount of shares the Company may sell to Triton on any closing date is $100,000. The Company may not sell shares to Triton more often than once every fifteen trading days.

     The Company has issued a warrant to purchase 35,000 shares of Common Stock to Triton in connection with the agreement. The warrant is exercisable at $0.86 per share during the period commencing March 15, 2001 and ending on September 14, 2003. The equity line of credit agreement limits the number of shares that may be issued under the line, including shares that may be acquired upon exercise of warrants, to an aggregate of 3,843,939 shares, representing 19.9% of the shares outstanding on September 15, 2000, the date the Company entered into the equity line agreement, until stockholders approve the issuance of shares in excess of that number. This limitation is required under the corporate governance rules of the Nasdaq Stock Market, Inc. We will also pay Triton $7,000 at each closing.

     If this proposal is not approved by stockholders, the Company will not be able to sell shares and obtain financing under its equity line of credit to the extent such sale (or issuance of shares upon exercise of warrants issued in connection with the equity line) would result in the issuance of more than 3,843,939 shares. At an assumed market price of $0.50 per share, the Company could only receive approximately $1,650,000 under its equity line until such stockholder approval was obtained. Until stockholder approval is obtained, the Company may need additional financing since its available cash resources, together with anticipated cash flows from operations, may not be sufficient to continue operations at current levels. Additional financing, if required, may not be available on acceptable terms, if at all. If the Company is unable to obtain alternative financing on favorable terms, it may have to reduce operations, defer research and development projects and reduce staffing. To obtain alternative financing, the Company may issue Common Stock or debt or equity securities convertible into shares of Common Stock. Any additional financing may result in substantial dilution to current stockholders. The purchase of shares by Triton under the equity line at a discount of approximately 15% of the then prevailing market price of the Common Stock, and the immediate resale of those shares into the public market may depress the market price of the Common Stock and will have a dilutive impact on other stockholders.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
               VOTE "FOR" THE APPROVAL OF THE ISSUANCE UNDER THE
         EQUITY LINE OF CREDIT AGREEMENT OF MORE THAN 3,843,939 SHARES
           OF COMMON STOCK, AS REQUIRED BY NASDAQ RULES (PROPOSAL 4)

PROPOSAL 5. APPROVAL AND ADOPTION OF THE COMPANY'S 2000 LONG-TERM PERFORMANCE PLAN.

  Description of 2000 Long Term Performance Plan

     On September 21, 2000 the Board of Directors adopted the Company's 2000 Long-Term Performance Plan (the "2000 Plan"). Competition for key employees is very intense. To secure top talent, the Company needs to have competitive compensation programs, including equity based awards.

     The 2000 Plan provides for stock awards of up to 1,000,000 shares. The 2000 Plan permits the grant of any form of award, including, but not limited to, stock options, stock appreciation rights ("SAR's") and stock and cash awards, whether granted singly, in combination or in tandem. Stock options will be granted at an exercise price of not less than 100% of fair market value (as defined in the 2000 Plan) on the date of grant and it is expected that options and SAR's will typically be granted for periods of 10 years or less. The 2000 Plan also permits the grant of other awards in stock or denominated in units of stock, which may be subject to restrictions or transfer and/or forfeiture provisions.

     For purposes of determining the number of shares of Common Stock issued under the 2000 Plan, no shares will be deemed issued until they are actually delivered to a participant, or such other person in accordance with Section 10 of the 2000 Plan. Shares covered by awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards shall be available for future issuance under the 2000 Plan. Further, shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any award, will also be available for future issuance under the 2000 Plan.

     The Company intends that the 2000 Plan will be administered by the Compensation Committee (or any successor committee), which is constituted in compliance with the rules and regulations issued under the federal securities laws and the Internal Revenue Code. In administering the 2000 Plan, the Committee has the full power to select participants, to interpret the provisions of the plan, to grant waivers of award restrictions, to continue or accelerate the exercisability, vesting or payment of an award and to adopt such rules, regulations and guidelines for carrying out the 2000 Plan as the Committee may deem necessary or proper. The Committee may delegate certain of its duties, power and authority to officers of the Company, pursuant to such conditions and limitations as the Committee may establish. The 2000 Plan may not be amended to increase the maximum number of shares that may be issued under the 2000 Plan (except for adjustments pursuant to Section 14 of the 2000 Plan) or to permit the granting of stock options or SAR's with exercise or grant prices lower than those specified in Section 6 of the 2000 Plan without stockholder approval.

     Awards under the 2000 Plan may be made to employees of, and other individuals providing services to the Company. Participants in the 2000 Plan will be recommended by their management, and the Committee intends to review and act on all 2000 Plan grants and awards for officers and certain other senior management positions.

     The 2000 Plan has been designed to meet the requirements of section 162(m) of the Internal Revenue Code for stock options and SAR's. In addition, the 2000 Plan contains performance criteria for future long-term incentive awards to qualify those awards for tax deductibility under section 162(m). Those criteria consist of objective tests based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, profit return and margins, stock price and working capital.

     The formula for any such award may include or exclude items to measure the specific objectives, such as losses from discontinued operations, extraordinary gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. These terms apply to "covered employees" as defined in section 162(m), which include the Company's chief executive officer and the four other most highly compensated executive officers of the Company.

     The foregoing summary of the terms and features of the 2000 Plan is qualified by reference to the 2000 Plan itself.

Other Plans

     The Company has two stock option plans -- the 1995 Stock Option Plan and the 1998 Stock Option Plan. The plans authorize the issuance of incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code of 1986, non-qualified stock options ("NQSOs"), and in the case of the 1998 Plan stock appreciation rights ("SARs", and together with ISOs and NQSOs, "Options"), and in the case of the 1995 Plan stock purchase rights ("SPRs"). Directors, employees (including officers) and consultants of the Company are eligible to participate in the plans. Consultants and directors who are not also employees of the Company are eligible for grants of only NQSOs and/or SPRs. The plans are administered, and the terms of Options or SPRs are determined, by the Board and/or the Compensation Committee. The exercise price of each ISO may not be less than 85% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of the shares covered by ISOs granted under the plans that become exercisable by a plan participant for the first time in any calendar year is subject to a $100,000 limitation. The exercise price of a NQSO, or a NQSO granted in tandem with an SAR, may not be less than 85% of the fair market value of the Common Stock on the date of grant. In no event may an Option have a term of more than ten (10) years (five (5) years with respect to ISOs granted to a 10% Stockholder) or vest at a rate less than 20% per year. Options granted under the plans are not transferable, other than by will or by the laws of descent and distribution. No Options or SPRs may be granted under the 1995 Plan after December 12, 2005 and no Options may be granted under the 1998 Plan after January 23, 2008.

     Information concerning these plans is presented below:

                                                              1995 PLAN    1998 PLAN
                                                              ---------    ---------
Shares Authorized...........................................  1,249,070     850,000
Options Granted (net of cancelations).......................  1,245,850     844,498
Options Exercised...........................................    319,048      29,610
Options Available for Grant.................................      3,220       5,502

No SPRs or SARs have been granted under the plans.

     The Company also has a 2000 Stock Award Program under which up to 500,000 shares of Common Stock may be granted to employees and consultants (but not officers and directors) of the Company. The award program is administered by the Board and/or the Compensation Committee. As of September 20, 2000, 22,500 shares have been issued to 20 employees and 49,108 shares have been awarded to 4 consultants.

     The Company has approximately 77 employees (3 of whom are also officers) and two non-employee directors who are eligible for grants or awards under the plan. The Company is not able to compute the number of consultants eligible, or who may become eligible, for grants or awards under the plan.

     The Company also has an employee stock purchase plan that has not been implemented. The purchase plan provides that all employees (including officers and directors who are also employees) who have been in the employ of the Company and/or corporations in which the Company owns 50% or more of the voting shares thereof for six months or more, are eligible to participate in the plan. Participants in the purchase plan will have deducted from their base weekly salaries a percentage or stated amount thereof to be applied toward the purchase of shares of Common Stock. The Company will, no less frequently than monthly, sell or cause to be sold to the plan full shares of Common Stock in an amount equal to the then accumulated compensation deductions, based upon a price equal to 85% of the closing price of the Common Stock at the time the Common Stock is acquired. As such, the Company will be deemed to be contributing 15% (85% of the purchase price of the Common Stock is to be borne by the participants) of the employee's contributions toward the purchase of such shares. Furthermore, the Company shall bear all administrative and commission costs in connection with the acquisition of the Common Stock and reasonable administrative costs, other than commissions, from a sale of the Common Stock or transfer to a participant.

  Federal Income Tax Consequences

     The Company has been advised by counsel that in general, under the Internal Revenue Code as presently in effect, a Participant (as defined in the 2000 Plan) will not be deemed to recognize any income for Federal Income Tax purposes at the time an option or stock appreciation right ("SAR") is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

          1. In the case of an exercise of a stock option other than an ISO, the Participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price.

          2. In the case of an exercise of an SAR, the Participant will generally recognize ordinary income on the exercise date in an amount equal to any cash and the fair market value of any unrestricted shares received.

          3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the Participant will depend on the nature of the restrictions. Generally, the fair market value of the stock will not be taxable as ordinary income until the year in which the Participant's interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the Participant may elect to recognize income when the stock is received, rather than when the interest in the stock is received, the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the Participant makes this election, the amount taxed to the Participant as ordinary income is determined as of the date of receipt of the restricted stock.

          4. In the case of ISO's, there is generally no tax liability at time of exercise. However, the excess of the fair market value of the stock on the exercise date of over the option price is included in the Participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the Participant will realize a capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price, if the stock is not held for the required period, ordinary income tax treatment will generally apply to the excess of the fair market value of the stock on the date of exercise (or, if less, the amount of gain realized on the disposition of the stock) over the option price, and the balance of any gain or any loss will be treated as capital gain or loss. In order for ISO's to be treated as described above, the Participant must remain employed by the Company (or a subsidiary in which the Company holds at least 50 percent of the voting power) from the ISO grant date until three months before the ISO is exercised. The three-month period is extended to one year if the Participant's employment terminates on account of disability. If the Participant does not meet the employment requirement, the option will be treated for federal income tax purposes as an option as described in paragraph 5 below. A Participant who exercises an ISO might also be subject to an alternative minimum tax.

          5. Upon the exercise of a stock option other than an ISO, the exercise of a SAR, the award of stock, or the recognition of Income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by a Participant. The Company will not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the Award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

          6. Pursuant to section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is the Company's chief executive officer or among one of its four other highest compensated officers for that year. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to stock options and stock appreciation rights granted under the Plan will be treated as qualified performance-based compensation and therefore will not be subject to the deduction limit. The Plan also authorizes the grant of long-term performance incentive awards utilizing the performance criteria set forth in the Plan that may likewise be treated as qualified performance-based awards.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
             VOTE "FOR" THE APPROVAL AND ADOPTION OF THE COMPANY'S
                  2000 LONG-TERM PERFORMANCE PLAN (PROPOSAL 5)

PROPOSAL 6. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to continue as the Company's auditors and to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended December 31, 1991. They have no financial interest, either direct or indirect, in the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
            STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF APPOINTMENT
                      OF INDEPENDENT AUDITORS (PROPOSAL 6)


PROPOSAL 7. TO APPROVE THE ISSUANCE UPON CONVERSION OF SERIES H CONVERTIBLE PREFERRED STOCK OF MORE THAN 3,494,298 SHARES OF COMMON STOCK, AS REQUIRED BY NASDAQ RULES.



     Nasdaq rules require the Company to obtain stockholder approval for the issuance of securities involving the sale of 20% or more of its Common Stock at less than fair market value. Nasdaq may delist the securities of any issuer that fails to obtain such stockholder approval before the issuance of such securities.



     On August 17, 2000, the Company sold 1,200 shares of the Company's Series H Convertible Preferred Stock and warrants to purchase 500,000 shares of its Common Stock to four accredited investors for an aggregate purchase price of $1,200,000. The four accredited investors are: Albors Select Opportunities Fund, Nassau, Bahamas, Spiga Limited, Tortola, British Virgin Islands, Target Growth Fund, Hamilton, Bermuda and IIG Equity Opportunities Fund Limited, Hamilton, Bermuda. The Series H Convertible Preferred Stock is convertible into shares of Common Stock, at the option of the holder thereof, subject to certain limitations discussed below. The number of shares of Common Stock into which the Series H Convertible Preferred Stock may be converted is determined by dividing the product of $1,000 and the number of shares to be converted by a conversion price equal to 80% of the lowest sale price of the Common Stock on the Nasdaq SmallCap Market during the five trading days preceding the date of conversion (the "Market Price"), but in no event more than $1.05625. No holder may convert the Series H Convertible Preferred Stock to the extent such conversion would result in the holders in the aggregate acquiring more than 3,494,298 shares of Common Stock, representing 19.9% of the number of shares of Common Stock outstanding on the date upon which the shares of Series H Convertible Preferred Stock were issued, unless and until such issuance is approved by stockholders. Until such stockholder approval is obtained, a holder requesting conversion may only receive cash equal to the product of the number of shares of Common Stock in excess of 3,494,298 shares and the closing price of the Common Stock on the date of conversion.



     As of November 6, 2000, the Company had issued 1,899,336 shares of Common Stock upon conversion of 580 shares of Series H Preferred Stock at an average conversion price of $0.31 per share. The closing market price on November 8, 2000, was $0.34 per share. Assuming conversions at 80% of this closing market price, holders of the outstanding 620 shares of Series H Preferred Stock could acquire upon conversion an additional 2,279,412 shares of Common Stock, but for the limitation described above. However, until stockholder approval is obtained, they may only acquire an additional 1,594,962 shares. If stockholder approval is not obtained, the holders of the Series H Preferred Stock could require the Company to redeem the shares of Common Stock in excess of the 3,494,298 shares that could have been acquired upon conversion but for the limitation, at the then current market price.



     The conversion price and the number of shares of Common Stock that may be acquired upon conversion of the Series H Convertible Preferred Stock is subject to adjustment in the event of a stock split, stock dividend, reorganization or reclassification. In addition, if prior to August 17, 2001 the Company issues shares of Common Stock (or securities into or exercisable or exchangeable for Common Stock) at less than the conversion price in a transaction exempt from the registration requirements of the Securities Act and the Company grants the purchasers of such shares or other securities the right to demand registration of such shares, the conversion price of the Series H Convertible Preferred Stock will be adjusted to the price (or conversion or exercise price, or exchange rate) of such subsequent issuance.



     The conversion, or the potential conversion, of the Series H Convertible Preferred Stock at a discount of approximately 20% of the then prevailing market price of the Common Stock and the immediate resale of the shares of Common Stock acquired upon conversion into the public market may depress the market price of the Common Stock and will have a dilutive impact on other stockholders.



     If this proposal is not approved by stockholders, the Company will be required to pay holders of the Series H Convertible Preferred Stock upon any conversion that, together with prior conversions, would result, in the absence of the limitation discussed above, in the issuance of more than 3,494,298 shares of Common Stock, an amount in cash equal to the product of the closing price of the Common Stock on the date of conversion and the number of shares in excess of 3,494,298 shares that but for such limitation would have otherwise been issuable upon such conversion. The Company's ability to make such cash payments will depend on its available cash resources at the time of a request for conversion. The payment of such amounts in lieu of the issuance of shares of Common Stock upon conversion may adversely affect the liquidity and financial condition of the Company.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
              VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF MORE THAN
            3,494,298 SHARES OF COMMON STOCK UPON CONVERSION OF THE
               SERIES H CONVERTIBLE PREFERRED STOCK, AS REQUIRED
                          BY NASDAQ RULES (PROPOSAL 7)


                                 OTHER MATTERS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The names, ages and business backgrounds of the executive officers and other significant employees of the Company who are not nominees for Director are as follows:

     LOUIS J. KIRCHNER, 57, has been Chief Financial Officer and Secretary since February 2000. Mr. Kirchner served as Vice President and Chief Financial Officer of Robroy Industries, Inc. (manufacturer of electrical, oil field and computer electronic products) from January 1981 to January 2000. Mr. Kirchner held several positions with the Westinghouse Electric Corporation from February 1968 to December 1980.

     LELAND WITHERSPOON, 48, has been Vice President, Engineering since April 1997. Mr. Witherspoon was Director Product Research and Development for Sorin Biomedicals, Inc. (a developer and manufacturer of cardiopulmonary and cardiovascular products) from February 1992 to April 1997. He was Manager of Research and Development for Pfizer/Shiley (a developer and manufacturer of cardiopulmonary and cardiovascular equipment and disposables) from November 1990 to February 1992. Mr. Witherspoon held various technical and management positions with Xerox Medical Systems (a manufacturer and developer of diagnostic medical electronic and mechanical systems) from March 1979 to October 1990.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities within specified time periods to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, Directors and ten-percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Messrs. Al-Kadi, Herrmann and Wettstein failed to timely file Form 3's reporting that they had become directors of the Company and reporting their ownership of shares and warrants. Based solely on a review of copies of such reports received by the Company and written representations from such persons concerning the necessity to file such reports, the Company is not aware of any other failures to file reports or report transactions in a timely manner during the fiscal year ended December 31, 1999.

EXPENSES

     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. Telephone and telegram by officers and other regular employees of the Company may supplement the original solicitation of proxies by mail, but no additional compensation will be paid to such individuals.

STOCKHOLDER PROPOSALS

     No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than August 13, 2001. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's Bylaws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

     Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1999

     Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Louis J. Kirchner, the Company's Secretary, Integrated Surgical Systems, Inc. 1850 Research Park Drive, Davis, California 95616-4884 or on the Commission's Web Site at www.sec.gov.

                                          By Order of the Board of Directors

                                          LOUIS J. KIRCHNER,
                                          Secretary

Davis, California
November 8, 2000

PROXY                  INTEGRATED SURGICAL SYSTEMS, INC.
             1850 RESEARCH PARK DRIVE, DAVIS, CALIFORNIA 95616-4884

   The undersigned, a holder of Common Stock of INTEGRATED SURGICAL SYSTEMS, INC., a Delaware corporation (the "Company"), hereby appoints DR. RAMESH C. TRIVEDI and LOUIS J. KIRCHNER, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on December 12, 2000 and any adjournments thereof, as follows:

1. The election of three (3) Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

[ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY to vote for all
                             nominees listed below.

   (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW. YOU ARE ALLOWED TO CUMULATE VOTING FOR THE NOMINEES. IN VOTING FOR DIRECTORS, A STOCKHOLDER IS ENTITLED TO CAST THREE VOTES FOR EACH SHARE OF COMMON STOCK HELD, ONE FOR EACH OF THE THREE NOMINEES. A STOCKHOLDER MAY CAST HIS OR HER VOTES EVENLY FOR ALL NOMINEES OR MAY CUMULATE SUCH VOTES AND CAST ALL FOR ONE NOMINEE OR DISTRIBUTE THEM AMONG THE THREE NOMINEES. TO CUMULATE VOTES FOR ANY NOMINEE, WRITE THE NUMBER OF VOTES CAST IN FAVOR OF EACH NOMINEE IN THE SPACE PROVIDED TO THE RIGHT OF EACH NOMINEE'S NAME)

    Ramesh C. Trivedi ____________________, Falah Al-Kadi, ____________________
                       John Kapoor ____________________.

2. The approval of amendments to the Company's Restated Certificate of Incorporation and Bylaws to eliminate cumulative voting rights with respect to the election of Directors.

  [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

3. The approval of an amendment to the Company's Restated Certificate of Incorporation to increase the authorized capital stock by increasing the number of authorized shares of Common Stock from 50 million to 100 million.

  [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

4. The approval of the issuance of more than 3,843,939 shares of Common Stock under an equity line of credit agreement, as required by Nasdaq rules.

  [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

5. The approval of the adoption of the 2000 Long-Term Performance Plan.

  [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

                  (Continued, and to be signed, on other side)

                          (Continued from other side)


6. The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000.



                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN



7.The approval of the issuance of more than 3,494,298 shares of Common Stock upon conversion of Series H Convertible Preferred Stock, as required by Nasdaq rules.



                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN



8. Upon such other matters as may properly come before the meeting or any adjournments thereof.


   The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgment.


    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE DIRECTORS NAMED IN PROPOSAL 1 AND FOR THE ADOPTION OF PROPOSALS 2 THROUGH 7 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.


    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated November 8, 2000 relating to the Annual Meeting.

                                           Date:                          , 2000
                                             -----------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           Signature(s) of Stockholder(s)

                                              The signature(s) hereon should
                                           correspond exactly with the name(s)
                                           of the Stockholder(s) appearing on
                                           the Stock Certificate. If stock is
                                           jointly held, all joint owners should
                                           sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If signer is a corporation,
                                           please sign the full corporate name,
                                           and give title of signing officer.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INTEGRATED SURGICAL
                                 SYSTEMS, INC.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.